UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

SHOPPING.COM LTD.

(Exact name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of Principal Executive Offices, including Zip Code)

972-9-892-1000

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of Shopping.com Ltd (the “Company”) held on June 7, 2005, the Company’s shareholders approved compensation packages for Daniel Ciporin, the Chairman (“Chairman”) of the Board of Directors of the Company (the “Board”), and Lorrie Norrington, the Chief Executive Officer of the Company. In connection with this shareholder approval, the Company has entered into a new employment agreement with Mr. Ciporin that contains his approved compensation terms, which are summarized below. The terms of Ms. Norrington’s approved compensation package were summarized in the Company’s Form 8-K filed on April 6, 2005 and are contained in Ms. Norrington’s employment agreement with the Company that is filed as exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed on May 16, 2005. Upon consummation of the proposed sale of the Company to eBay Inc. pursuant to the agreement of merger, dated as of June 1, 2005, by and among eBay, Harbour Acquisition Ltd., an Israeli company under the control of eBay, and Shopping.com, the compensation package approved for Ms. Norrington will be replaced with a new employment agreement that contains the compensation terms summarized in the Company’s Form 8-K filed on June 7, 2005.

The principal elements of Mr. Ciporin’s compensation arrangement with the Company while he serves as Chairman or an employee of the Company are:

•	An annual base salary of $275,000 for the 12 month period following June 1, 2005, and thereafter an annual base salary of $75,000 until December 31, 2006, in each case for such time as Mr. Ciporin remains a member of the Board or an employee of the Company.

•	Participation in the Company’s health, insurance and employee benefit plans.

•	A bonus of 73% of Mr. Ciporin’s annual base salary through June 1, 2005.

•	A grant of 35,000 restricted ordinary shares that may be purchased by Mr. Ciporin at their par value of NIS 0.01 per share (the “Ciporin Restricted Share Grant”). The Ciporin Restricted Share Grant will begin vesting as of July 1, 2005, with the first 17,500 restricted ordinary shares vesting on or about January 31, 2006 in connection with the achievement of performance objectives as set forth in the Company’s Performance Incentive Plan for fiscal year 2005, and the remaining 17,500 restricted ordinary shares vesting on or about January 31, 2007 in connection with the achievement of performance objectives as set forth in the Company’s Performance Incentive Plan for fiscal year 2006. In any event, the shares shall fully vest on December 31, 2007. If prior to December 31, 2006, Mr. Ciporin is terminated by the Company without “cause” (as defined below) or Mr. Ciporin terminates his employment for “good reason” (as defined below) and subject to his execution of a general release of known and unknown claims in a form satisfactory to the Company, any then unvested shares subject to the Ciporin Restricted Share Grant will vest.

•	“Cause” occurs if Mr. Ciporin is terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) Mr. Ciporin’s failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure such failure or inability, as long as such inability does not result from a disability; or (v) his conviction (including any plea of guilty or no contest) for any criminal act that impairs his ability to perform his duties under the employment agreement or in any way has a detrimental effect on the Company’s business or reputation.

•	An option to purchase 80,000 ordinary shares at an exercise price of $18.21 per share (the “Ciporin Option Grant”), which was the closing price of the Company’s ordinary shares on the NASDAQ National Market on the date of grant, February 17, 2005. The Ciporin

Option Grant vests monthly over 24 months beginning January 1, 2005. The same acceleration benefits that apply to the Ciporin Restricted Share Grant above, apply to the Ciporin Option Grant except that in the event of his termination for any reason (other than for cause) the period of time in which Mr. Ciporin will have to exercise his vested options will be one year from the date of such termination of employment and, provided further, that in the event of a termination for death or disability, Mr. Ciporin (or his estate) will have a period of two years to exercise his vested options from the date of his termination of employment.

•	Mr. Ciporin will continue to be entitled to change in control benefits that are applicable to his other unvested equity compensation awards except that “good reason” shall have the meaning set forth below. These change in control benefits, which are applicable to all unvested equity compensation awards granted to Mr. Ciporin with the exception of the Ciporin Restricted Share Grant and the Ciporin Restricted Option Grant, provide that (a) if there is a sale or merger of the Company, then 50% of Mr. Ciporin’s unvested shares and options will immediately vest and become exercisable and (b) if between three months before a sale or merger of the Company and six months after such sale or merger Mr. Ciporin is terminated without cause or resigns with good reason, then 100% of Mr. Ciporin’s unvested shares and options will immediately vest and become exercisable.

•	“Good Reason” means the Company’s failure to nominate the Chairman for reelection to the Board during the time that Mr. Ciporin is employed by the Company during the period from June 1, 2005 to December 31, 2006.

•	If Mr. Ciporin is terminated by the Company without cause or he voluntarily resigns from his employment at the Company for good reason, then the Company will accelerate any outstanding unvested options through December 31, 2006 that were granted to Mr. Ciporin prior to February 17, 2005.

•	The Company will reimburse Mr. Ciporin, subject to his timely election of COBRA continuation coverage, the cost of monthly COBRA continuation coverage premiums upon his termination of employment until the earlier of the date he becomes covered under another employer’s group health plan or 18 months from the later of his resignation date as Chief Executive Officer, June 1, 2005, or the date he ceases to be eligible for group health plan coverage under the terms of the Company’s group health plan.

•	While employed by the Company (and not to extend beyond December 31, 2006) Mr. Ciporin will receive an annual payment from the Company of not greater than $2,000 for the maintenance of a home office.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, dated as of June 7, 2005, by and between Daniel Ciporin and Shopping.com (California), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 7, 2005, by and between Daniel Ciporin and Shopping.com (California), Inc.